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Exhibit 99.(a)(1)(U)

This document is important and requires your immediate attention. If you are in any doubt as to how to deal with it, you should consult your investment dealer, stock broker, bank manager trust company manager, accountant, lawyer or other professional advisor. No securities regulatory authority has expressed an opinion about the securities that are subject to this Offer and it is an offence to claim otherwise.

This Offer has not been approved or disapproved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is an offence.

September 12, 2007

NOTICE OF EXTENSION

by

YAMANA GOLD INC.

of its
OFFER TO PURCHASE
all of the outstanding common shares of
MERIDIAN GOLD INC.
on the basis of 2.235 Yamana common shares
and Cdn$4.00 in cash (the "Offer Consideration")
for each common share of Meridian Gold Inc.

Yamana Gold Inc. (the "Offeror" or "Yamana") hereby gives notice that it is extending its offer, originally dated July 19, 2007, as varied and extended by the Notice of Variation and Extension (the "First Variation and Extension") dated August 14, 2007 (collectively referred to herein as the "Offer") to purchase all of the outstanding common shares of Meridian Gold Inc. ("Meridian"), which includes common shares that may become outstanding after the date of the Offer but before the expiry time of the Offer upon exercise of stock options ("Options") or other securities of Meridian that are convertible into or exchangeable or exercisable for common shares, together with the associated rights (the "SRP Rights") issued under the Shareholder Rights Plan of Meridian (collectively, the "Shares"), in order to extend the expiry of the Offer to 8:00 p.m. (Toronto time) on September 24, 2007.

THE OFFER HAS BEEN EXTENDED AND IS NOW OPEN FOR ACCEPTANCE UNTIL 8:00 P.M. (TORONTO TIME) ON SEPTEMBER 24, 2007, UNLESS FURTHER EXTENDED OR WITHDRAWN.

This Notice of Extension should be read in conjunction with the Offer and Circular dated July 19, 2007, as amended by the First Variation and Extension (collectively referred to herein as the "Offer and Circular"). Except as otherwise set forth herein, the terms and conditions previously set forth in the Offer and Circular and the related Letter of Transmittal and Notice of Guaranteed Delivery continue to be applicable in all respects. All references to the "Offer" in the Offer and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and this Notice of Extension mean the original offer, as amended by the First Variation and Extension and this Notice of Extension, and all references in such documents to the "Circular" mean the original circular, as amended by the First Variation and Extension and this Notice of Extension. Unless the context requires otherwise, capitalized terms used herein but not defined herein have the respective meanings given to them in the Offer and Circular.

The Dealer Managers for the Offer are:

In Canada	In the United States

Genuity Capital Markets Canaccord Capital Corporation	Genuity Capital Markets USA Corp. Canaccord Adams Inc.

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

        The Offer is being made for the securities of a Canadian issuer and by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare the Offer and Circular, and this Notice of Extension, in accordance with the disclosure requirements of Canada. Shareholders should be aware that such requirements are different from those of the United States. The financial statements included or incorporated by reference in the Offer and Circular have been prepared in accordance with Canadian generally accepted accounting principles, and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

        Shareholders in the United States should be aware that the disposition of Shares and the acquisition of Yamana Common Shares by them as described in the Offer and Circular may have tax consequences both in the United States and in Canada. Such consequences may not be fully described herein and such Shareholders are encouraged to consult their tax advisors. See "Canadian Federal Income Tax Considerations" in Section 23 of the Circular and "United States Federal Income Tax Considerations" in Section 24 of the Circular.

        The enforcement by Shareholders of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Offeror is incorporated under the laws of Canada, that some or all of its officers and directors may be residents of jurisdictions outside the United States, that the Canadian Dealer Managers for the Offer and some or all of the experts named in the Offer and Circular may be residents of jurisdictions outside the United States and that all or a substantial portion of the assets of the Offeror and said persons may be located outside the United States.

        The Offeror has filed with the SEC a Registration Statement on Form F-10, as amended by Amendment No. 1 dated August 14, 2007, Amendment No. 2 dated August 21, 2007 and Amendment No. 3 dated August 30, 2007 (collectively, the "Amended Registration Statements") and expects to mail this Notice of Extension to Shareholders concerning the proposed business combination with Meridian. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE AMENDED REGISTRATION STATEMENTS AND THE OFFER AND CIRCULAR AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by the Offeror will be available free of charge from the Offeror. You should direct requests for documents to the Vice President, Legal, General Counsel and Assistant Corporate Secretary of Yamana, 150 York Street, Suite 1102, Toronto, Ontario M5H 3S5, telephone 416-815-0220. To obtain timely delivery, such documents should be requested not later than September 17, 2007, five business days before the Expiry Date.

        THE SECURITIES OFFERED PURSUANT TO THE OFFER AND CIRCULAR HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY UNITED STATES STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY UNITED STATES SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

NOTICE TO SHAREHOLDERS IN THE UNITED KINGDOM

        The Offer and Circular does not constitute a prospectus for the purposes of the Prospectus Rules published by the Financial Services Authority of the United Kingdom (the "FSA"). Accordingly, the Offer and Circular, as supplemented and amended by this Notice of Extension, have not been, and will not be, approved by the FSA or by London Stock Exchange plc. No action has been or is intended to be taken by Yamana or by Genuity Capital Markets or Canaccord Capital Corporation, or any of their affiliated entities, that would permit a public offer of Yamana Common Shares to be made in the United Kingdom, which would require an approved prospectus to be made available to the public in the United Kingdom (in accordance with the United Kingdom Financial Services and Markets Act 2000 ("FSMA") and the Prospectus Rules (as hereinafter defined)) before such an offer was made. Accordingly, as regards Shareholders resident in, or receiving the Offer or the Offer and Circular in the United Kingdom ("UK Shareholders"), the Offer is only being made to or directed at, and deposits of Shares will only be accepted from, a UK Shareholder who is, and is able to establish to the satisfaction of the Offeror that it is: (i) a Qualified Investor acting as principal; (ii) a Qualified Investor which operates in the financial markets acting on behalf of a person, not being a Qualified Investor, on a discretionary basis concerning the

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acceptance of offers on that person's behalf; or (iii) acting on behalf, and on the instructions, of a Qualified Investor (in which case the Offer is made to or directed at that Qualified Investor). In addition, in the United Kingdom, the Offer and Circular are being distributed only to, and are directed only at, Qualified Investors (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and Qualified Investors falling within Article 49(2)(a) to (d) of the Order. A "Qualified Investor" is (i) a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) a legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than € 43,000,000; and (3) an annual net turnover of more than €50,000,000, in each case as shown in its last annual or consolidated accounts; (iii) a person entered on the register of Qualified Investors maintained by the FSA for this purpose pursuant to section 87R of FSMA; or (iv) an investor authorized by a European Economic Area ("EEA") State other than the United Kingdom to be considered as a qualified investor for the purposes of the Prospectus Directive (as defined herein), in each case within the meaning and as more particularly described in section 86(7) of FMSA. Accordingly, any UK Shareholder purporting to accept the Offer must provide supporting evidence satisfactory to the Offeror that it is entitled to do so, and the Offeror shall in its sole discretion be entitled to reject any such purported acceptance of the Offer, as further described in the Offer and Circular and in the Letter of Transmittal. Shareholders receiving the Offer in the United Kingdom should consult with their legal advisers to determine whether they (or any person on whose behalf they act) are able to receive and accept the Offer. Further details in connection with the Offer and its acceptance by UK Shareholders are set out in the Offer and Circular.

        The Offer is not being made to or directed at, and deposits of Shares will not be accepted from, any UK Shareholder that is not an Eligible UK Shareholder.

        Shareholders who have validly deposited and not withdrawn their Shares need take no further action to accept the Offer. Shareholders who wish to accept the Offer must properly complete and execute the Letter of Transmittal (printed on yellow paper in the case of all Shareholders other than Eligible UK Shareholders and on green paper in the case of Eligible UK Shareholders) (the "Letter of Transmittal") that accompanied the Offer and Circular (or a manually signed facsimile thereof) and deposit it, together with the certificates representing their Shares and all other required documents, with Kingsdale Shareholder Services Inc. (the "Depositary" and the "Information Agent"), at the office set out in the Letter of Transmittal in accordance with the instructions in the Letter of Transmittal. Alternatively, Shareholders may (1) accept the Offer in the United States by following the procedures for book-entry transfer of Shares described under "Manner of Acceptance — Acceptance by Book-Entry Transfer in the United States" in Section 3 of the Offer; or (2) accept the Offer where the certificates representing the Shares are not immediately available, or if the certificates and all of the required documents cannot be provided to the Depositary before the Expiry Time, by following the procedures for guaranteed delivery described under "Manner of Acceptance — Procedure for Guaranteed Delivery" in Section 3 of the Offer using the accompanying notice of guaranteed delivery (the "Notice of Guaranteed Delivery") (printed on pink paper) (or a manually signed facsimile thereof) that accompanied the Offer and Circular. Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Shares directly with the Depositary or if they make use of the services of a member of the Soliciting Dealer Group to accept the Offer.

        Questions and requests for assistance may be directed to the Dealer Managers, the Depositary and the Information Agent. Additional copies of this document, the Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Dealer Managers or the Depositary and Information Agent at their respective addresses shown on the last page of this document.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

        The Offer and Circular and this Notice of Extension, including some of the information incorporated by reference in the Offer and Circular, contain "forward-looking statements" and "forward-looking information" under applicable United States and Canadian securities laws concerning the proposed transaction and the business, operations and financial performance and condition of the Offeror, Northern Orion Resources Inc. ("Northern Orion") and Meridian and estimated production and mine life of the various mineral projects of the

Offeror, Northern Orion or Meridian. Statements concerning mineral reserve and resource estimates may also be deemed to constitute forward-looking statements to the extent they involve estimates of the mineralization that will be encountered if the property is developed. Except for statements of historical fact relating to the companies, certain information contained herein constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as "plan," "expect," "project," "intend," "believe," "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are based on a number of assumptions and subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. Assumptions upon which such forward-looking statements are based include that the Offeror will be successful in acquiring 100% of the issued and outstanding Meridian shares, that all required third party regulatory and governmental approvals to the transactions will be obtained and all other conditions to completion of the transactions will be satisfied or waived. Many of these assumptions are based on factors and events that are not within the control of the Offeror and there is no assurance they will prove to be correct. Factors that could cause actual results to vary materially from results anticipated by such forward-looking statements include changes in market conditions, variations in ore grade or recovery rates, risks relating to international operations, fluctuating metal prices and currency exchange rates, changes in project parameters, the possibility of project cost overruns or unanticipated costs and expenses, labour disputes and other risks of the mining industry, failure of plant, equipment or processes to operate as anticipated, the Yamana Common Shares issued in connection with the Offer having a market value lower than expected, the businesses of the Offeror, Meridian and Northern Orion not being integrated successfully or such integration may be more difficult, time-consuming and costly than expected and the expected combined benefit from the Northern Orion Transaction and/or the Offer not being fully realized or realized within the expected time frame. See "Strategic Rationale" in Section 5 of the Circular, "Purpose of the Offer" in Section 6 of the Circular, "Plans for Meridian" in Section 6 of the Circular and "Business Combination Risks" in Section 8 of the Circular as well as those risk factors discussed or referred to in the annual Management's Discussion and Analysis and Annual Information Form for each of the Offeror, Northern Orion and Meridian filed with the securities regulatory authorities in all provinces of Canada and available under each of the company's respective profiles at www.sedar.com, and the Annual Report on Form 40-F of each of the Offeror, Northern Orion and Meridian filed with the United States Securities and Exchange Commission (the "SEC") under each of the company's respective profile at www.sec.gov. These factors are not intended to represent a complete list of the factors that could affect the Offeror and the combination of the Offeror, Meridian and Northern Orion. Additional factors are noted elsewhere in the Offer and Circular and in the documents incorporated by reference.

        Although the Offeror has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Offeror undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements. Any forward-looking statements of facts related to Meridian are derived from Meridian's publicly filed reports.

INFORMATION CONCERNING MERIDIAN

        Except as otherwise indicated, the information concerning Meridian contained in the Offer and Circular has been taken from or is based upon publicly available documents and records on file with the SEC, the Canadian securities regulatory authorities and other public sources. Meridian has not reviewed the Offer and Circular and has not confirmed the accuracy and completeness of the information in respect of Meridian contained in the Offer and Circular. Although the Offeror has no knowledge that would indicate that any statements contained herein concerning Meridian taken from or based upon such documents and records are untrue or incomplete, neither the Offeror nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information, including any of Meridian's financial statements, or for any failure by Meridian to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information but which are unknown to Meridian.

INFORMATION CONCERNING NORTHERN ORION

        Except as otherwise indicated, the information concerning Northern Orion contained in the Offer and Circular including information incorporated by reference, has been taken from or is based upon publicly available documents and records on file with the SEC, the Canadian securities regulatory authorities and other public sources. Northern Orion has reviewed the Offer and Circular and confirmed the accuracy and completeness of the information in respect of Northern Orion herein. Although the Offeror has no knowledge that would indicate that any statements contained herein concerning Northern Orion taken from or based upon such documents and records are untrue or incomplete, neither the Offeror nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information, including any of Northern Orion's financial statements, or for any failure by Northern Orion to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information but which are unknown to Northern Orion.

NOTICE TO HOLDERS OF OPTIONS

        The Offer is made only for Shares and is not made for any Options exercisable to acquire Shares. Any holder of Options who wishes to accept the Offer should, to the extent permitted by the terms of the security and applicable Law, exercise the Options in order to obtain certificates representing Shares and deposit those Shares pursuant to the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to assure the holder of such Options will have certificates representing the Shares received on such exercise available for deposit before the Expiry Time, or in sufficient time to comply with the procedures referred to under "Manner of Acceptance — Procedure for Guaranteed Delivery" in Section 3 of the Offer. If a holder of Options does not exercise such Options before the Expiry Time, such Options will remain outstanding in accordance with their terms and conditions, including with respect to term to expiry, vesting and exercise prices, except that, to the extent permitted, after completion of a Compulsory Acquisition or Subsequent Acquisition Transaction, an option to acquire Shares will become an option or right to acquire a number of Yamana Common Shares, as determined in accordance with the terms of the Option. The tax consequences to holders of Options of exercising their Options are not described in "Canadian Federal Income Tax Considerations" in Section 23 of the Circular or "United States Federal Income Tax Considerations" in Section 24 of the Circular. Holders of the Options should consult their tax advisors for advice with respect to potential income tax consequences to them in connection with the decision to exercise or not exercise their Options.

REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

        Unless otherwise indicated, all references to "Cdn$", "$" or "dollars" in this Notice of Extension refer to Canadian dollars and all references to "US$" refer to United States dollars. Yamana's financial statements that are included and/or incorporated by reference in the Offer and Circular are reported in United States dollars and are prepared in accordance with Canadian GAAP. Financial statements of Northern Orion that are incorporated by reference in the Offer and Circular are reported in United States dollars and are prepared in accordance with Canadian GAAP. Certain of the financial information in the financial statements is reconciled to US GAAP. For a discussion of the material measurement differences between US GAAP and Canadian GAAP: (i) in the context of Yamana, see Note 30 to Yamana's audited consolidated financial statements as at and for the year ended December 31, 2006; (ii) in the context of Viceroy, see Note 11 to Viceroy's audited consolidated financial statements as at and for the year ended December 31, 2005; and (iii) in the context of Northern Orion, see Note 16 to Northern Orion's audited consolidated financial statements as at and for the year ended December 31, 2006.

NOTE CONCERNING MINERAL RESOURCE CALCULATIONS

        Information contained in the Offer and Circular, by incorporation by reference or otherwise, and disclosure documents of Yamana and Northern Orion that are filed with securities regulatory authorities concerning mineral properties have been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws.

        Without limiting the foregoing, these documents use the terms "measured resources", "indicated resources" and "inferred resources". United States investors are advised that, while such terms are recognized and required by Canadian securities laws, the SEC does not recognize them. Under United States standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher category. Therefore, United States investors are also cautioned not to assume that all or any part of the inferred resources exist, or that they can be mined legally or economically. Disclosure of contained ounces is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report resources as in place tonnage and grade without reference to unit measures. Accordingly, information concerning descriptions of mineralization and resources contained in these documents may not be comparable to information made public by United States companies subject to the reporting and disclosure requirements of the SEC.

        National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") is a rule developed by the Canadian Securities Administrators, which established standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in the Offer and Circular, by incorporation by reference or otherwise, have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Classification System.

EXCHANGE RATES

        On June 27, 2007, the date of the announcement of the Offeror's intention to make the Offer, the exchange rate for one US dollar expressed in Canadian dollars based upon the noon buying rates provided by the Bank of Canada was $1.0702.

        The closing, high, low and average exchange rates for the US dollar in terms of Canadian dollars for the six months ended June 30, 2007, and the calendar years ended December 31, 2006, December 31, 2005 and December 31, 2004, as reported by the Bank of Canada, were as follows:

	Six Months Ended June 30, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
Closing	$1.06	$1.17	$1.16	$1.20
High	1.18	1.17	1.27	1.40
Low	1.06	1.10	1.15	1.18
Average(1)	1.14	1.13	1.21	1.30

(1)
Calculated as an average of the daily noon rates for each period.

        On September 11, 2007, the noon rate of exchange as reported by the Bank of Canada for one US dollar expressed in Canadian dollars was $1.04.

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NOTICE OF EXTENSION

        September 12, 2007

TO: THE SHAREHOLDERS OF MERIDIAN

        This Notice of Extension extends the expiry of the Offer pursuant to which the Offeror is offering to purchase, on the terms and subject to the conditions contained in the Offer and Circular, all of the outstanding Shares, which includes Shares that may become outstanding after the date of the Offer but before the Expiry Time of the Offer upon exercise of Options or other securities of Meridian that are convertible into or exchangeable or exercisable for Shares, as well as the Letter of Transmittal and Notice of Guaranteed Delivery.

        Except as otherwise set forth in this Notice of Extension, the terms and conditions previously set forth in the Offer and Circular, Letter of Transmittal and Notice of Guaranteed Delivery continue to be applicable in all respects. This Notice of Extension should be read in conjunction with the Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery.

        All references to the "Offer" in the Offer and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and this Notice of Extension mean the original offer dated July 19, 2007 as amended by the First Variation and Extension and by this Notice of Extension and all references in such documents to the "Circular" mean the original circular dated July 19, 2007 as amended by the First Variation and Extension and by this Notice of Extension. Capitalized terms used in this Notice of Extension and not defined herein that are defined in the Offer and Circular have the respective meanings ascribed thereto in the Offer and Circular.

1.     Extension of the Offer

        By notice given to the Depositary on September 11, 2007, the Offeror has extended the expiry of the Offer to 8:00 p.m. (Toronto time) on September 24, 2007, unless the Offer is further extended or withdrawn. Accordingly, the definition of "Expiry Date" in the "Definitions" section of the Offer and Circular is deleted and replaced by the following:

  "Expiry Date" means September 24, 2007 or such later date or dates as may be fixed by the Offeror from time to time as provided under "Extension, Variation or Change in the Offer" in Section 5 of the Offer, unless the Offer is withdrawn by the Offeror".

        In addition, all references to September 7, 2007 in the Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery are amended to refer to September 24, 2007.

2.     Recent Developments

        On August 15, 2007, the Offeror received listing approval from the New York Stock Exchange in connection with the additional Yamana Common Shares to be issued in connection with the Offer and the Northern Orion Transaction.

        On August 22, 2007, the shareholders of Northern Orion voted in favour of the Northern Orion Transaction at a special meeting of Northern Orion shareholders.

        On August 22, 2007, the Offeror issued a press release announcing a positive construction decision for the main Quebrada Del Diablo (QDD) deposit, which is the first of three mining opportunities encompassed within the Offeror's Gualcamayo project in San Juan, Argentina. The construction decision is based on the results of a positive feasibility study for the QDD deposit and on the formal approval for its Gualcamayo Environmental Assessment report. The Offeror also announced the receipt of a scoping study for the Amelia Inés and Magdalena deposits.

        On August 27, 2007, the Supreme Court of British Columbia granted its final order approving the Northern Orion Transaction.

        As of August 30, 2007, the Offeror and Northern Orion agreed to terminate the Loan.

        On August 30, 2007, the Mexican Federal Competition Commission issued its final resolution authorizing the three-way Business Combination transaction to proceed.

        On September 5, 2007, in response to an application made by the Offeror to the Ontario Securities Commission (the "OSC") on August 24, 2007, the OSC issued an order in favour of the Offeror ordering that

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trading cease in respect of any securities issued, or to be issued, under or in connection with the Shareholder Rights Plan of Meridian as against the Offer, effective at 9:00 a.m. (Toronto time) on September 11, 2007. The OSC order also provided that the Offeror be permitted to extend the Expiry Time of its Offer from 8:00 p.m. (Toronto time) on September 7, 2007 to 8:00 p.m. (Toronto time) on September 11, 2007.

3.     Manner of Acceptance

        Shares may be deposited to the Offer in accordance with the provisions of Section 3 of the Offer, "Manner of Acceptance".

4.     Take up of and Payment for Deposited Shares

        If all the conditions referred to under "Conditions of the Offer" in Section 4 of the Offer have been satisfied or waived at or before the Expiry Time, the Offeror will become obligated to take up and pay for Shares validly deposited under the Offer and not properly withdrawn promptly following the Expiry Time. Any Shares deposited to the Offer after the first date on which Shares have been taken up by the Offeror but before the Expiry Date will be taken up and paid for promptly. See Section 6 of the Offer, "Take up and payment for deposited Shares", for additional detail.

5.     Right to Withdraw Deposited Shares

        Shares may be withdrawn by or on behalf of a depositing Shareholder (unless otherwise required or permitted by applicable law) (i) at any time when the Shares have not been taken up; (ii) if the Shares have not been paid for within three business days after having taken them up; (iii) at any time before the expiration of ten days from the date upon which either a notice of change or a notice of variation is mailed or otherwise communicated to Shareholders; (iv) during a Subsequent Offering Period with respect to the Offer; or (v) as required by the US Exchange Act at any time after 60 days from the commencement of the Offer.

        See Section 7 of the Offer, "Right to Withdraw Deposited Shares", for additional detail regarding withdrawal of deposited Shares.

6.     Consequential Amendments to the Offer and Circular and Other Documents

        The Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery are amended to the extent necessary to reflect the amendments contemplated by, and the information contained in this Notice of Extension.

7.     Offerees' Statutory Rights

        In the event that there is a misrepresentation contained in a take-over bid circular or a notice of change or variation that is required to be delivered to securityholders in connection with a take-over bid, subject to certain defences, the securities legislation in the provinces of Ontario, Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland, Nova Scotia and Saskatchewan provides securityholders with, in addition to any other rights they may have at law, rights of rescission against an offeror and/or a right of action for damages against each of: (i) an offeror, (ii) every person who was a director of the offeror at the time the circular or notice was signed, (iii) every person whose consent has been filed, as prescribed, regarding a report, opinion or statement made by such person in connection with the circular or notice; and (iv) each person who signed the certificate in the circular or notice, excluding persons included in (ii) above. The securities legislation in Quebec provides that a person who has transferred securities in response to a take-over bid effected with a circular or exemption, as proscribed by such legislation, containing a misrepresentation may apply to have the transfer rescinded or the price revised, and such person may also claim damages from the offeror, its officers and its directors, and from those experts whose opinions, containing a misrepresentation, appeared in the circular with such person's consent.

        The foregoing is a summary only of the rights of rescission and rights of action that may be available to a Shareholder and is qualified by the specific provisions of the securities legislation in each of the provinces of Canada. Shareholders should refer to the applicable provision of the securities legislation in their province and consult their own legal advisors with respect to their rights based on their particular circumstances.

8.     Directors' Approval

        The contents of this Notice of Extension have been approved, and the sending thereof to the securityholders of Meridian has been authorized, by the board of directors of the Offeror.

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APPROVAL AND CERTIFICATE OF YAMANA GOLD INC.

        The contents of this Notice of Extension have been approved, and the sending thereof to the securityholders of Meridian Gold Inc. has been authorized, by the Board of Directors of Yamana Gold Inc.

        The foregoing, together with the Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing, together with the Offer and Circular, does not contain any misrepresentation likely to affect the value or the market price of the securities subject to the Offer or the securities to be distributed.

DATED: September 12, 2007

(Signed) PETER MARRONE	(Signed) CHARLES MAIN
Chairman and Chief Executive Officer	Vice President, Finance and Chief Financial Officer

On behalf of the Board of Directors

(Signed) NIGEL LEES	(Signed) JOHN BEGEMAN
Director	Director

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Any questions and requests for assistance may be directed to
Kingsdale Shareholder Services Inc. and the Dealer Managers for the Offer
at the telephone numbers and location set out below:

The Exchange Tower
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario
M5X 1E2

North American Toll Free Phone:
1-866-879-7644
Email: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

The Dealer Managers for the Offer May be Contacted at
the Following Telephone Numbers and Location:

In Canada:	In the United States:

Genuity Capital Markets Scotia Plaza, Suite 4900 40 King Street West, PO Box 1007 Toronto, ON M5H 3Y2	Genuity Capital Markets USA Corp. 717 Fifth Avenue, Suite 1403 New York, New York 10022
Telephone: 416-603-6000 Toll Free: 877-603-6001 Fax: 416-603-3099	Telephone: 212.644.0001 Fax: 212.644.1341

Canaccord Capital Corporation BCE PLACE 161 Bay Street, Suite 2900 P.O. Box 516 Toronto, ON Canada M5J 2S1 Telephone: (416) 869-7368 Toll Free (Canada): 1-800-382-9280 Toll Free (US): 1-800-896-1058	Canaccord Adams Inc. 99 High Street, Suite 1200 Boston, MA 02110 United States Telephone: (617) 371-3900 Toll Free: 1-800-225-6201 Fax: (617) 371-3798

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NOTICE TO SHAREHOLDERS IN THE UNITED STATES
NOTICE TO SHAREHOLDERS IN THE UNITED KINGDOM
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
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